UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

Level 3 Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 888-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 25, 2011, Level 3 Communications, Inc. (“Level 3”) issued a press release announcing that Level 3 Escrow, Inc., an indirect, wholly owned subsidiary of Level 3 (“Level 3 Escrow”), planned to issue senior notes that will mature in 2019 in a proposed private offering to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended, and non-U.S. persons outside the United States under Regulation S under the Securities Act of 1933, as amended.

That press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if set forth in full.

On May 25, 2011, Level 3 issued a press release announcing that Level 3 Escrow agreed to sell $600 million aggregate principal amount of 8.125% Senior Notes in a private offering to qualified institutional buyers and to non-U.S. persons outside the United States under Regulation S.

That press release is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference as if set forth in full.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated May 25, 2011, relating to the launching of the private offering of senior notes by Level 3 Escrow, Inc.

99.2	Press Release, dated May 25, 2011, relating to the pricing of the private offering of senior notes by Level 3 Escrow, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVEL 3 COMMUNICATIONS, INC.

/s/ Neil J. Eckstein
Neil J. Eckstein
Senior Vice President
Date: May 31, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release, dated May 25, 2011, relating to the launching of the private offering of senior notes by Level 3 Escrow, Inc.

99.2	Press Release, dated May 25, 2011, relating to the pricing of the private offering of senior notes by Level 3 Escrow, Inc.